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                                                                    EXHIBIT 23.1


                         Consent of Ernst & Young LLP


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Hearst-Argyle Television, Inc. for the registration of shares of its Series A common stock and to the incorporation by reference therein of our reports dated February 12, 1997, except for the second paragraph of Note 11, as to which the date is March 26, 1997, with respect to the consolidated financial statements and schedule of Argyle Television, Inc., and March 6, 1995, with respect to the combined financial statements of Northstar Television of Grand Rapids, Inc., Northstar Television of Jackson, Inc., and Northstar Television of Providence, Inc., included in Argyle Television, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                       /s/ Ernst & Young LLP

San Antonio, Texas
September 4, 1997